LEASE AGREEMENT


1.   PARTIES:

     This Lease is made and entered into this 1st day of February, 1998 by and between Thomas T Anderson, A Professional Corporation (hereinafter referred to as "Landlord") and Entropin, Inc. (hereinafter referred to as "Tenant").

2.   PREMISES:

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, that certain real property and the building and other improvements located thereon situated in the City of Indio, State of California, commonly known as 45926 Oasis Street. This Lease is limited to Three (3) Offices, Hallway and separate Entrance located in the South wing of said building (said real property is hereinafter called the "Premises"). Tenant shall also have access to all common areas, including but not limited to Copy Rooms, Conference Room, Break Room, Bathrooms, Halls and front Entrance. In addition a receptionist is also provided when needed.

3.   TERM:

     The term of this Lease shall be for Two (2) years, commencing on February 1, 1998 and ending on January 31, 2000.

4.   RENT:

     Tenant shall pay to Landlord as rent for the Premises, the sum of $1,100.00 dollars per month, in advance on the first day of each month during the term hereof. Rent shall be payable without notice or demand and without any deduction, off-set, or abatement in lawful money of the United States to the Landlord at the address stated herein for notices or to such other persons or such other places as the Landlord may designate to Tenant in writing.

5.   TAXES:

     (a) REAL PROPERTY TAXES:
     Landlord shall pay all real property taxes and general assessments levied and assessed against the Premises during the term of this Lease.

     (b) PERSONAL PROPERTY TAXES:
     Tenant shall pay prior to the delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and other personal property the Tenant contained in the Premises.

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6.   UTILITIES:

     Landlord shall pay for all water, electricity, cable and basic janitorial services.

     Tenant shall pay for all telephone and fax lines.

7.   ALTERATIONS AND ADDITIONS:

     Tenant shall not, without the Landlord's prior written consent, make any alterations, improvements or additions in or about the Premises.

8.   HOLD HARMLESS:

     Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from the Tenant's use or occupancy of the Premises or from the conduct of its business or from any activity, work, or things which may be permitted or suffered by Tenant in or about the Premises including all damages, costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or action or proceeding arising therefrom. Except for Landlord's willful or grossly negligent conduct, Tenant hereby assumes all risk of damage to property or injury to person in or about the Premises.

9.   ASSIGNMENT AND SUBLETTING:

     Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, or otherwise transfer or encumber all of or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld.

10.  DEFAULT:

     It is agreed between the parties hereto that if any rent shall be due hereunder and unpaid, or if Tenant shall default and breach any other covenant or provision of the Lease, then the Landlord, after giving proper notice required by law, may re-enter the Premises and remove any property and any and all persons therefrom in the manner allowed by law. The Landlord may, at its option, either maintain this Lease in full force and effect and recover the rent and other charges as they become due or, in the alternative, terminate this Lease. In addition, the Landlord may recover all rentals and any other damages and pursue any other rights and remedies which the Landlord may have against the Tenant by reason of such default as provided by law.

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11.  SURRENDER:

     On the last day of the term of this Lease, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear and damage by fire and the elements excepted.

12.  HOLDING OVER:

     If Tenant, with the Landlord's consent, remains in possession of the Premises after expiration or termination of the term of this Lease, such possession by Tenant shall be deemed to be a tenancy from month-to-month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon all the provisions of this Lease applicable to such a month-to-month tenancy.

13.  BINDING ON SUCCESSORS AND ASSIGNS:

     Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition. The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors and assigns.

14.  NOTICES:

     Whenever under this Lease a provision is made for any demand, notice or declaration of any kind, it shall be in writing and served either personally or sent by registered or certified United States mail, postage prepaid, addressed at the address as set forth below:

          TO LANDLORD AT:     Cory Hammond
                              Thomas T Anderson, A Prof Corp
                              45926 Oasis Street
                              Indio, Ca   92201

          TO TENANT AT:       Higgins D. Bailey
                              Entropin, Inc.
                              45926 Oasis Street
                              Indio, Ca   92201

     Such notice shall be deemed to be received within forty-eight (48) hours from the time of mailing, if mailed as provided for in this paragraph.

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15.  WAIVERS:

     No waiver by landlord of any provision hereof shall be deemed a waiver of any provision hereof or of any subsequent breach by Tenant of the same or any other provision.

16.  TIME:

     Time is of the essence of this Lease.


THE PARTIES HERETO HAVE EXECUTED THIS LEASE ON THE DATE FIRST ABOVE
WRITTEN.

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Landlord:                          Tenant:


By:  /s/ THOMAS T. ANDERSON        By:  /s/ HIGGINS D. BAILEY
     ----------------------------  ----------------------------
     Thomas T Anderson             Higgins D Bailey
     Thomas T Anderson, A PC       Entropin, Inc.